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                                                                   EXHIBIT 17(a)


                               FORM OF PROXY CARD

                             VAN KAMPEN VALUE FUND

                        SPECIAL MEETING OF SHAREHOLDERS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned holder of shares of common stock, par value $0.001 per share
(the "Shares"), of VAN KAMPEN VALUE FUND, hereby appoints John L. Sullivan,
Elizabeth A. Nelson and Joanne Doldo, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen
Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181, on April
7, 2004 at 3:00 p.m., and any and all adjournments thereof (the "Special
Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

    If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED
HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

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
Account No.         No. of Shares            Class of Shares          Proxy No.

FOR       AGAINST     ABSTAIN    The proposal to approve the Agreement and Plan of Reorganization pursuant to
----      -------     -------    which Van Kampen Value Fund would (i) transfer all of its assets and
----      -------     -------    liabilities to Van Kampen Comstock Fund in exchange solely for Class A, B and C
                                 Shares of Van Kampen Comstock Fund, (ii) distribute such Class A, B and C Shares to its shareholders and (iii) be dissolved.

    The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be held on April 7, 2004 at 3:00 p.m. Please sign this Proxy exactly as your name or names appear on the books of Van Kampen Value Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.



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Shareholder signature                        Date



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Co-owner signature (if applicable)           Date